EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the references to its firm in the form and context in which they appear in this Annual Report on Form 10-K filed by Laredo Petroleum, Inc. (the “Annual Report”).  Ryder Scott Company, L.P. hereby further consents to the use and incorporation by reference of information from its reports regarding those quantities estimated by Ryder Scott of proved reserves of Laredo Petroleum, Inc. and its subsidiaries, the future net revenues from those reserves and their present value for the years ended December 31, 2015, 2014 and 2013, and to the inclusion of its summary report dated January 19, 2016 as an exhibit to the Annual Report.  We hereby further consent to the incorporation by reference thereof into Laredo Petroleum, Inc.'s Registration Statement on Form S-8 (File No. 333-178828, effective December 30, 2011) and the Registration Statement of Laredo Petroleum, Inc. on Form S-3 (File No. 333-187479, effective March 22, 2013).

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 17, 2016